From: EnviroStar, Inc.

290 NE 68 Street

Miami, FL 33138

Henry M. Nahmad (305) 754-8676

Rob Lazar (305) 754-8676

FOR RELEASE: at 5:00PM Friday June 2, 2017

EnviroStar, Inc. to Acquire Martin-Ray Laundry Systems, Inc.

Miami, FL – June 2, 2017 – EnviroStar, Inc. (NYSE MKT: EVI) today announced that it has executed a definitive asset purchase agreement to acquire substantially all the assets of Martin-Ray Laundry Systems, Inc. The purchase price to be paid is $4.0 million of which $2.0 million will be paid in cash and $2.0 million will be paid in EVI common stock.

Martin-Ray, a Denver, CO based distributor of commercial, industrial, and vended laundry products and provider of laundry installation and routine maintenance services, generated approximately $11.5 million in revenue for the twelve-months ended March 31, 2017. Martin-Ray distributes key brands, including Pellerin-Milnor, Chicago Dryer, and Speed Queen, across some of the fastest growing markets in the United States.

EVI said this acquisition will establish its presence in the Mountain states and provides a business unit from which to execute on future growth in the region. Martin-Ray serves over 1,500 customers in the healthcare, hospitality, commercial, and vended laundry markets. Led by Jim Hohnstein, Bill Mann, and Timm Mullen, Martin-Ray will operate as a wholly owned subsidiary of EVI under its current name, from its present locations, with its existing employees, and with the added benefit of operating under EVI’s entrepreneurial and growth focused culture.

Jim Hohnstein, Bill Mann, and Timm Mullen jointly said: “We are excited about joining the EVI family! We have ambitious growth initiatives for our business and we are confident that with EVI’s capital and relationship resources, Martin-Ray will achieve its growth objectives and be a contributor to EVI’s success.”

Henry M. Nahmad, EVI’s Chairman and CEO added: “Our acquisition pipeline remains strong and our expected addition of Martin-Ray represents another step towards achieving EVI’s long-term growth strategy to buy-and-build the largest commercial laundry distribution and service company in North America.”

Closing of the transaction is subject to customary closing conditions and the parties intend to close the transaction within the next thirty days. The transaction is expected to be accretive to EVI’s earnings.

Safe Harbor Statement

Except for the historical matters contained herein, statements in this press release are forward-looking and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are subject to a number of known and unknown risks and uncertainties that may cause actual results, trends, performance or achievements of EVI, or industry trends and results, to differ from the future results, trends, performance or achievements expressed or implied by such forward-looking statements. These risks and uncertainties include, among others, those relating to the proposed acquisition described in this press release, including that the acquisition may not be consummated when expected, in accordance with the contemplated terms, or at all, the potential benefits of the acquisition, if consummated, may not be realized to the extent anticipated or at all, integration risks, and the risks related to EVI’s and Martin-Ray’s plans, operations, results, financial condition, growth strategy and prospects. In addition, reference is made to other economic, competitive, governmental, technological and other risks and factors discussed in EVI’s filings with the Securities and Exchange Commission, including, without limitation, EVI’s Annual Report on Form 10-K for the fiscal year ended June 30, 2016. Many of these risks and factors are beyond EVI’s control. In addition, past performance and perceived trends may not be indicative of future results. EVI cautions that the foregoing factors are not exclusive. The reader should not place undue reliance on any forward-looking statement, which speaks only as of the date made. EVI’s does not undertake to, and specifically disclaims any obligation to, update or supplement any forward-looking statement, whether as a result of changes in circumstances, new information, subsequent events or otherwise, except as may be required by law.